EXHIBIT 99.1



Report of Independent Certified Public Accountants


Board of Directors and Shareholders
Steiner-Atlantic Corp.
Miami, Florida


We have audited the accompanying balance sheet of Steiner-Atlantic Corp. as of December 31, 1997 and the related statements of income, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steiner-Atlantic Corp. at December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                                                            /S/ BDO SEIDMAN, LLP

Miami, Florida                                                  BDO Seidman, LLP
April 1, 1998, except for Note 1
   which is as of July 1, 1998

                                                                                                        Steiner-Atlantic Corp.
                                                                                                        Balance Sheets






                                                                           December 31,         June 30,
                                                                               1997               1998
                                                                                              (Unaudited)
---------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                            $         632,331   $       828,390
   Accounts receivable (Note 7)                                                 1,214,523         1,021,213
   Current portion of lease receivables (Notes 2 and 7)                           193,562           161,007
   Inventories                                                                  3,108,303         2,767,624
   Other current assets (Note 6)                                                  116,653            67,238
---------------------------------------------------------------------------------------------------------------

Total current assets                                                            5,265,372         4,845,472

LEASE RECEIVABLES - due after one year (Notes 2 and 7)                            214,177           148,651

PROPERTY AND EQUIPMENT, at cost - net of accumulated
   depreciation and amortization (Note 3)                                         147,039           146,461
---------------------------------------------------------------------------------------------------------------

                                                                        $       5,626,588   $     5,140,584
===============================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Line of credit (Note 5)                                              $         500,000   $     1,000,000
   Accounts payable and accrued expenses (Note 6)                                 869,035         1,391,222
   Customer deposits                                                              304,278           389,371
   Current portion of term loan (Note 5)                                          200,000           200,000
------------------------------------------------------------------------------------------------------------

Total current liabilities                                                       1,873,313         2,980,593
TERM LOAN, less current portion (Note 5)                                          316,613           216,613
------------------------------------------------------------------------------------------------------------

Total liabilities                                                               2,189,926         3,197,206
------------------------------------------------------------------------------------------------------------

COMMITMENTS (Notes 6, 8 and 9)
------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
   Common stock, $.50 par value:
     Authorized shares - 600,000; issued and
     outstanding 339,500 shares                                                   169,750           169,750
   Retained earnings                                                            1,448,950         1,448,950
   Undistributed shareholders' earnings                                         1,817,962           324,678
------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                      3,436,662         1,943,378
------------------------------------------------------------------------------------------------------------

                                                                        $       5,626,588   $     5,140,584
============================================================================================================

    See accompanying summary of significant accounting policies and notes to financial statements.

                                                                                                        Steiner-Atlantic Corp.
                                                                                                        Statements of Income







                                                                 Year ended December 31,          Six months ended June 30,
                                                              ------------------------------    -----------------------------

                                                                  1996             1997             1997             1998

                                                                                                         (Unaudited)
------------------------------------------------------------------------------------------------------------------------------
REVENUES:
NET SALES                                                    $   13,857,817   $   14,093,632   $    6,511,446   $    7,747,321

COMMISSIONS AND OTHER INCOME                                        157,900          155,809           72,714           87,388
-------------------------------------------------------------------------------------------------------------------------------

Total                                                            14,015,717       14,249,441        6,584,160        7,834,709
-------------------------------------------------------------------------------------------------------------------------------

COST OF SALES                                                     9,953,041       10,344,113        4,628,985        5,856,339

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (NOTE 6)             3,398,345        3,474,421        1,595,932        1,698,058
-------------------------------------------------------------------------------------------------------------------------------

Total                                                            13,351,386       13,818,534        6,224,917        7,554,397
-------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                    664,331          430,907          359,243          280,312
-------------------------------------------------------------------------------------------------------------------------------

Other Income (Expense):
    Interest income                                                 138,426          100,158           55,591           40,390
    Management fee income (Note 6)                                  145,000           40,000                -          150,000
    Interest expense                                                (83,543)         (60,940)         (35,740)         (26,509)
-------------------------------------------------------------------------------------------------------------------------------

TOTAL OTHER INCOME                                                  199,883           79,218           19,851          163,881
-------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                   $      864,214   $      510,125   $      379,094          444,193
===============================================================================================================================

Net income per share                                         $         2.55   $         1.50   $         1.12   $         1.31

Weighted average number of shares of
    common stock outstanding                                        339,500          339,500          339,500          339,500

PRO FORMA AMOUNTS (UNAUDITED):
    Net income                                               $      864,214   $      510,125   $      379,094          444,193
    Provision for income taxes (Note 4)                             329,935          195,555          144,722          170,939
-------------------------------------------------------------------------------------------------------------------------------

PRO FORMA NET INCOME (UNAUDITED)                             $      534,279   $      314,570   $      234,372   $      273,254
===============================================================================================================================

Pro forma net income per share (unaudited)                   $         1.57   $          .93   $          .69   $          .80

Weighted average number of shares of common stock
outstanding                                                         339,500          339,500          339,500          339,500
===============================================================================================================================


    See accompanying summary of significant accounting policies and notes to financial statements.

                                                                                                              Steiner-Atlantic Corp.
                                                                                                  Statements of Shareholders' Equity
                                                                                      For the years ended December 31, 1996 and 1997
                                                                                          and for the six months ended June 30, 1998




                                                                                          Undistributed       Total
                                                               Common        Retained     Shareholders'   Stockholders'
                                                                Stock        Earnings        Earnings         Equity
----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1995                               $   169,750   $  1,448,950    $  1,813,623   $   3,432,323
Distributions                                                        -              -        (770,000)       (770,000)
Net income                                                           -              -         864,214         864,214
----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1996                                   169,750      1,448,950       1,907,837       3,526,537
Distributions                                                        -              -        (600,000)       (600,000)
Net income                                                           -              -         510,125         510,125
----------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                                   169,750      1,448,950       1,817,962       3,436,662
Distributions                                                        -              -     (1,937,477)      (1,937,477)
Net income                                                           -              -         444,193         444,193
----------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1998 (unaudited)                       $   169,750   $  1,448,950    $    324,678   $   1,943,378
======================================================================================================================


    See accompanying summary of significant accounting policies and notes to financial statements.

                                                                                                       Steiner-Atlantic Corp.
                                                                                                       Statements of Cash Flows





                                                                 Years ended December 31,         Six months ended June 30,

                                                                  1996             1997             1997             1998

                                                                                                         (Unaudited)
------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES:
   Net income                                                $      864,214   $      510,125   $      379,094   $      444,193
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Bad debt expense                                              19,414           21,799                -           39,948
       Depreciation and amortization                                 40,064           34,643           14,622           15,621
       Net changes in operating assets and liabilities:
         (Increase) decrease in:
           Accounts and lease receivables                           331,387         (373,356)         (91,154)         251,443
           Inventories                                             (185,972)          73,249           69,903          340,679
           Other current assets                                      32,998          (14,845)         (77,328)          49,415
           Other assets                                             134,720                -           (3,160)               -
         Increase (decrease) in:
           Accounts payable and accrued expenses                    (89,415)          70,597          131,436          347,187
           Customer deposits                                        (35,138)         124,406          243,442           85,093
-------------------------------------------------------------------------------------------------------------------------------

Cash provided by operating activities                             1,112,272          446,618          666,855        1,573,579
-------------------------------------------------------------------------------------------------------------------------------

CASH USED FOR INVESTING ACTIVITIES:
   Loan to affiliate                                                      -          (50,000)               -                -
   Capital expenditures                                             (23,850)         (30,406)               -          (15,043)
-------------------------------------------------------------------------------------------------------------------------------

Cash used for investing activities                                  (23,850)         (80,406)               -          (15,043)
-------------------------------------------------------------------------------------------------------------------------------

CASH USED FOR FINANCING ACTIVITIES:
   Borrowings (repayments) under line of credit (net)              (300,000)         500,000                -          500,000
   Payments on term loan                                           (183,334)        (216,720)        (116,666)        (100,000)
   Cash distributions to shareholders                              (770,000)        (600,000)        (200,000)      (1,937,477)
   Borrowings from shareholder                                      250,000                -                -                -
   Repayment of loan from shareholder                              (250,000)               -                -                -
   Borrowings from related company                                        -                -                -          175,000
-------------------------------------------------------------------------------------------------------------------------------

Cash used for financing activities                               (1,253,334)        (316,720)        (316,666)      (1,362,477)
-------------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                   (164,912)          49,492          350,189          196,059
Cash and cash equivalents at beginning of period                    747,751          582,839          582,839          632,331
-------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                   $      582,839   $      632,331   $      933,028   $      828,390
===============================================================================================================================

Supplemental Information:
   Cash paid for:
     Interest                                                $       83,543   $       60,940   $       35,740   $       26,509
===============================================================================================================================


    See accompanying summary of significant accounting policies and notes to financial statements.

                                                         Steiner-Atlantic Corp.
                                      Summary of Significant Accounting Policies
           Unaudited with respect to the six months ended June 30, 1997 and 1998



        NATURE OF BUSINESS          Steiner-Atlantic   Corp.  ("Steiner")  sells
                                    commercial and industrial laundry and dry cleaning equipment, boilers and replacement parts.

                                    Steiner primarily sells to customers located in the United States, the Caribbean and Latin America.


        INVENTORIES                 Equipment  inventories  are  valued  at  the
                                    lower of cost (determined on the specific identification basis) or market. Replacement part inventories are valued at the lower of cost or market determined on the first-in first-out method.


        PROPERTY, EQUIPMENT         Property and  equipment  are stated at cost.
        AND DEPRECIATION            Depreciation and amortization are calculated
                                    on the accelerated or straight-line methods for financial reporting purposes and the accelerated method for income tax purposes over lives of five to seven years for furniture and equipment and the life of the lease for leasehold improvements.


        INCOME TAXES                Steiner  has  elected  to be  taxed  as an S
                                    Corporation  under applicable  provisions of
                                    the  Internal   Revenue  Code.   Under  such
                                    election,   shareholders  include  Steiner's
                                    income in their own federal income tax returns. Accordingly, Steiner is not subject to income taxes.

                                    The pro forma provisions for income taxes and net income assume that Steiner was subject to income tax.

                                    For the  purpose of the pro forma  provision
                                    for income  taxes,  Steiner  has adopted the
                                    provisions   of   Statement   of   Financial
                                    Accounting  Standards (SFAS) 109, Accounting
                                    for Income Taxes for all periods  presented.
                                    Under the asset and liability method of SFAS
                                    109,   deferred  taxes  are  recognized  for
                                    differences between financial statement and income tax bases of assets and liabilities.

        STATEMENT OF                For   purposes  of  this   statement,   cash
        CASH FLOWS                  equivalents   include   all  highly   liquid
                                    investments  with  original   maturities  of
                                    three months or less.

                                                          Steiner-Atlantic Corp.
                                      Summary of Significant Accounting Policies
           Unaudited with respect to the six months ended June 30, 1997 and 1998


        ESTIMATES                   The  preparation of financial  statements in
                                    conformity    with    generally     accepted
                                    accounting principles requires management to
                                    make estimates and  assumptions  that affect
                                    the   reported   amounts   of   assets   and
                                    liabilities  and  disclosure  of  contingent
                                    assets  and  liabilities  at the date of the
                                    financial   statements   and  the   reported
                                    amounts of revenues and expenses  during the
                                    reporting   period.   Actual  results  could
                                    differ from those estimates.


        EARNINGS Per Share Net income and pro forma net income per share are based on the weighted average number of shares of common stock outstanding during each period.


        FAIR VALUE OF               The Company's financial  instruments consist
        FINANCIAL INSTRUMENts       principally  of cash,  accounts  receivable,
                                    leases  receivables,  accounts  payable  and
                                    accrued  expenses.  The carrying  amounts of
                                    such  financial  instruments as reflected in
                                    the   balance   sheet    approximate   their
                                    estimated  fair  value  as of  December  31,
                                    1997.   The  estimated  fair  value  is  not
                                    necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.


        NEW ACCOUNTING              In  June  1997,  the  Financial   Accounting
        PRONOUNCEMENT               Standards   Board   issued   SFAS  No.  131,
                                    "Disclosures about Segments of an Enterprise
                                    and Related Information," which Steiner will
                                    adopt as required for all periods  beginning
                                    after  December  15,  1997.  This  statement
                                    requires   the    disclosure    of   certain
                                    information about operating  segments in the
                                    financial statements.  It also requires that
                                    public companies report certain  information
                                    about  their  products  and  services,   the
                                    geographic areas in which they operate and their major customers.

                                    The new standard is effective  for financial
                                    statements  for  periods   beginning   after
                                    December 15, 1997 and  requires  comparative
                                    financial  information  for earlier years to
                                    be restated.  Disclosure is not required for
                                    interim  periods  during the first year. The
                                    adoption   of  this  new   standard  is  not
                                    expected to have a significant impact on Steiner's financial statements.


        INTERIM FINANCIAL           The financial  statements for the six months
        STATEMENTS                  ended June 30, 1998 and 1997 are  unaudited.
                                    In the opinion of management, such financial
                                    statements     include    all    adjustments
                                    (consisting   only   of   normal   recurring
                                    accruals)  necessary for a fair presentation
                                    of  financial  position  and the  results of
                                    operations.  The results of  operations  for
                                    interim    periods   are   not   necessarily
                                    indicative of the results to be expected for the full year.

                                                          Steiner-Atlantic Corp.
                                                   Notes to Financial Statements
           Unaudited with respect to the six months ended June 30, 1997 and 1998






1.      GENERAL                     On   July   1,   1998,    Metro-Tel    Corp.
                                    ("Metro-Tel")  and  Steiner-Atlantic   Corp.
                                    ("Steiner") entered into a merger agreement,
                                    whereby   Metro-Tel  will  acquire  all  the
                                    issued  and  outstanding  shares of  capital
                                    stock of Steiner in exchange  for  4,720,954
                                    shares of Metro-Tel. In addition,  Metro-Tel
                                    will  issue  up to  500,000  shares  of  its
                                    common  stock  or  grant   options  for  the
                                    purchase of up to 500,000 shares of its common stock to shareholders and employees of Steiner.

                                    For  financial  accounting  purposes,   this
                                    transaction will be accounted for as a reverse acquisition of Metro-Tel by Steiner.


2.      LEASE RECEIVABLES           Lease   receivables   result  from  customer
                                    leases of equipment under arrangements which
                                    qualify as  sales-type  leases.  At June 30,
                                    1998,  annual future lease payments,  net of
                                    deferred   interest  ($57,164  at  June  30,
                                    1998),   due  under  these   leases  are  as
                                    follows:


                                    Year ending June 30,
                                    --------------------------------------------
                                    1999                          $ 161,007
                                    2000                             68,026
                                    2001                             41,659
                                    2002                             24,016
                                    2003                             12,628


                                    Thereafter                        2,322
                                    --------------------------------------------

                                                                  $ 309,658
                                    ============================================



3.      PROPERTY AND                Major  classes  of  property  and  equipment
        EQUIPMENT                   consist of the following:



                                                                 December 31,     June 30,
                                                                     1997           1998
                                    -----------------------------------------------------

                                    Furniture and equipment       $ 433,535   $   448,578
                                    Leasehold improvements          237,682       237,682
                                    -----------------------------------------------------

                                    Total cost                      671,217       686,260

                                    Less accumulated depreciation
                                    and amortization                524,178       539,799
                                    -----------------------------------------------------

                                                                  $ 147,039   $   146,461
                                    =====================================================

                                                          Steiner-Atlantic Corp.
                                                   Notes to Financial Statements
           Unaudited with respect to the six months ended June 30, 1997 and 1998



4.      INCOME TAXES                The  following  are  the  components  of pro
        (UNAUDITED)                 forma income tax provision:



                                                     Year Ended                 Six Months Ended
                                                    December 31,                    June 30,

                                                    1996         1997        1997        1998
                                    -------------------------------------------------------------


                                    Current
                                        Federal   $  279,616   $  189,074   $ 131,487  $  143,910
                                        State         47,864       32,366      22,508      24,536
                                    -------------------------------------------------------------

                                                     327,480      221,440     153,995     168,446
                                    -------------------------------------------------------------

                                    Deferred
                                        Federal        2,096      (22,102 )    (7,918)      2,129
                                        State            359       (3,783 )    (1,355)        364
                                    -------------------------------------------------------------

                                                       2,455      (25,885 )    (9,273)      2,493

                                    Total         $  329,935   $  195,555   $ 144,722  $  170,939
                                    =============================================================

                                    The pro forma provision for income taxes represents the estimated income taxes that would have been reported had Steiner not been an S Corporation and had been subject to Federal and state income taxes.

                                    The  reconciliation  of pro forma income tax
                                    computed  at  the  United   States   federal
                                    statutory tax rate of 34% to the proforma provision for income taxes is as follows:

                                                          Steiner-Atlantic Corp.
                                                   Notes to Financial Statements
           Unaudited with respect to the six months ended June 30, 1997 and 1998



                                                                     Year Ended             Six Months Ended
                                                                    December 31,                June 30,

                                                                1996         1997        1997        1998
                                    -------------------------------------------------------------------------
                                    Tax at the United
                                    States   statutory rate   $  293,833   $  173,443   $ 128,892  $  153,826

                                    State income taxes, net
                                    of  federal benefit           31,827       18,865      13,961      16,374

                                    Other                          4,275        3,247       1,869         739
                                    -------------------------------------------------------------------------
                                    Total                     $  329,935   $  195,555   $ 144,722  $  170,939
                                    =========================================================================

                                    If Steiner  was subject to income  taxes,  a
                                    deferred  tax  liability  would be recorded,
                                    through a charge to operations,  for the tax
                                    effect of cumulative  temporary  differences
                                    between  financial and tax  reporting.  Such
                                    deferred tax liability  results  principally
                                    from temporary  differences  relating to the
                                    allowance   for   doubtful    accounts   and
                                    depreciation and would have amounted to approximately $20,000 at June 30, 1998 had Steiner been subject to federal and state taxes at such date.



5.      CREDIT AGREEMENT            The credit  agreement with a commercial bank
                                    includes a line of credit of $2,250,000  and
                                    a term loan initially of $1,000,000. At June
                                    30, 1998 and December 31, 1997,  Steiner had
                                    available  lines of credit in the  amount of
                                    $1,250,000 and $1,750,000, respectively, and
                                    owed  $416,613 and  $516,613,  respectively,
                                    under the term loan. The term loan is due in
                                    60  monthly   payments  of   $16,667,   plus
                                    interest  through  August 2000.  The line of
                                    credit is due on demand and is available for
                                    working capital purposes and the issuance of
                                    import   letters  of  credit   and   bankers
                                    acceptances.  Borrowings under the agreement
                                    bear  interest  at the prime  rate  (8.5% at
                                    June  30,  1998  and  8.5% at  December  31,
                                    1997),   are   collateralized   by   all  of
                                    Steiner's   assets,   and   are   personally
                                    guaranteed   by   the   shareholders.    The
                                    agreement  requires  maintenance  of certain
                                    financial    ratios   and   contains   other
                                    restrictive covenants.

                                    At June 30,  1998  and  December  31,  1997,
                                    Steiner had outstanding letters of credit aggregating approximately $0 and $35,000, respectively.

                                                          Steiner-Atlantic Corp.
                                                   Notes to Financial Statements
           Unaudited with respect to the six months ended June 30, 1997 and 1998



6.      RELATED PARTY               During the years ended December 31, 1996 and
        TRANSACTIONS                1997 and the six months  ended June 30, 1997
                                    and 1998, Steiner charged management fees of
                                    $145,000,    $40,000,   $0   and   $150,000,
                                    respectively, to a company under common ownership. At December 31, 1997, $50,000 is due from such company and is included in other current assets in the accompanying balance sheet. During 1998, the related company made a non-interest bearing advance of $325,000, payable on demand, to Steiner.
                                    At June 30, 1998, $175,000 is due to such company and is included in accounts payable and accrued expenses in the accompanying balance sheet.

                                    Steiner  leases  warehouse  and office space
                                    from a shareholder  under an operating lease
                                    which  expires  in  October  2004.   Minimum
                                    future rental  commitments  under this lease
                                    approximate   $90,000   per  annum   through
                                    October 2004.


7.      CONCENTRATIONS OF           Steiner  places its excess cash in overnight
        CREDIT RISK                 deposits   with  a  large   national   bank.
                                    Concentration of credit risk with respect to
                                    trade and lease  receivables  is limited due
                                    to a large  customer  base.  Trade and lease
                                    receivables  are  generally   collateralized
                                    with equipment sold.

8.      COMMITMENT                  Steiner leases  additional  warehouse  space
                                    under  operating   leases  which  expire  in
                                    December 1999, with an option to renew for an additional three year period. Minimum future rental commitments under these leases approximate $50,000 a year. Rent expense, including rentals paid to related parties, aggregated $138,768 and $141,700 for the years ended December 31, 1996 and 1997 and $71,650 and $70,850 for six months ended
                                    June 30, 1997 and 1998, respectively.

9.       DEFERRED                   Steiner  adopted  a  participatory  deferred
         COMPENSATION               compensation   plan   wherein   it   matches
         PLAN                       employee   contributions  up  to  1%  of  an
                                    eligible employee's yearly compensation. All employees are eligible to participate in the plan after one year of service. Steiner provided for $7,368 and $10,792 for the years ended December 31, 1996 and 1997 and $5,260 and $5,735 for the six months ended
                                    June 30, 1997 and 1998, respectively, in contributions. The plan is tax exempt under
                                    Section 401(k) of the Internal Revenue Code.

10.      EXPORT SALES               Net   sales   includes   export   sales   to
                                    nonaffiliated customers as follows for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998:

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
                                                          Steiner-Atlantic Corp.
                                                   Notes to Financial Statements
           Unaudited with respect to the six months ended June 30, 1997 and 1998

                                  Year Ended             Six Months Ended
                                 December 31,                June 30,

                             1996          1997         1997         1998
             ----------------------------------------------------------------

             Caribbean     $1,345,301   $ 1,793,076   $  365,591  $ 1,147,918

             Latin America  1,314,838     1,595,797      500,976    1,217,397

             Other            381,528       560,639      245,256       65,295
             ----------------------------------------------------------------

                           $3,041,667   $ 3,949,512   $1,111,823  $ 2,430,610
             ================================================================


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